UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2018

OPKO Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd. Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.
Private Placements of Common Stock
On November 8, 2018, OPKO Health, Inc. (“OPKO” or the “Company”) entered into stock purchase agreements with certain investors pursuant to which the Company agreed to sell to such investors in private placements (the “Private Placements”) an aggregate of approximately 26.5 million shares of the Company’s Common Stock (the “Shares”) at a purchase price of $3.49 per share, which was the closing bid price of the Company’s Common Stock on the NASDAQ Global Select Market (“NASDAQ”) on such date, for an aggregate purchase price of $92.5 million. The closing of the private placements is subject to obtaining requisite approval from NASDAQ for the listing of the Shares. The investors in the private placements include an affiliate of Dr. Phillip Frost, the Company’s Chairman and Chief Executive Officer ($70 million), and Dr. Jane Hsiao, the Company’s Vice Chairman and Chief Technical Officer ($2 million).
The Company intends to use the proceeds from the private placements for general corporate purposes.
The private placements are being conducted in reliance on the exemption of the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, based upon the representations made by the investors that they are “accredited investors” and that they are purchasing the Shares without a present view toward a distribution of the Shares. In addition, there was no general advertisement conducted by the Company in connection with the sale of the Shares.
Credit Agreement
On November 8, 2018, the Company entered into a credit agreement (the “Credit Agreement”) with an affiliate of Dr. Frost pursuant to which the lender committed to provide the Company with an unsecured line of credit in the amount of $60 million. Borrowings under the line of credit will bear interest at a rate of 10% per annum and may be repaid and reborrowed at any time. The credit agreement includes various customary remedies for the lender following an event of default, including the acceleration of repayment of outstanding amounts under line of credit. The line of credit matures on November 8, 2023.

ITEM 2.02.	Results of Operations and Financial Condition.
On November 9, 2018, the Company, issued a press release announcing operating and financial highlights for the quarter ended September 30, 2018. A copy of the press release is attached hereto as Exhibit 99.1.
The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 as amended (“Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant. .
The information regarding the Credit Agreement set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Credit Agreement” is incorporated in this Item 2.03 by reference.

ITEM 3.02.	Unregistered Sales of Equity Securities.
The information regarding the private placements set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Private Placements of Common Stock” is incorporated in this Item 3.02 by reference.

ITEM 7.01.	Regulation FD Disclosure.
On November 8, 2018, the Company issued a press release announcing that it will hold a conference call to provide a business update and discuss its third quarter financial and operating results, as well as provide guidance on expected revenues and operating expenses for the fourth quarter of fiscal year 2018. A copy of the press release is attached hereto as Exhibit 99.2.
The information included herein and in Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated November 9, 2018
99.2	Press Release of the Company dated November 8, 2018

Exhibit List

Exhibit No.	Description

99.1	Press Release of the Company dated November 9, 2018
99.2	Press Release of the Company dated November 8, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Adam Logal
Date: November 9, 2018	Name:	Adam Logal
	Title:	Senior Vice President, Chief Financial Officer